As filed with the Securities and Exchange Commission on December 31, 1996
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------
                             THE NETPLEX GROUP, INC.

                NEW YORK                              11-2824578
     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)               Identification No.)

    8260 GREENSBORO DRIVE, 5TH FLOOR                     22102
            MCLEAN, VIRGINIA                          (Zip Code)
(Address of principal executive offices)
                              --------------------
               1992 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN,
    1995 DIRECTORS' STOCK OPTION PLAN AND 1995 CONSULTANT'S STOCK OPTION PLAN
                            (Full Title of the Plan)
                              --------------------
                                   GENE ZAINO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             THE NETPLEX GROUP, INC.
                        8260 GREENSBORO DRIVE, 5TH FLOOR
                             MCLEAN, VIRGINIA 22102
                     (Name and Address of agent for service)

                                 (703) 356-3001
          (Telephone number, including area code, of agent for service)
                              --------------------
                                 WITH A COPY TO:
                              STEVEN WOLOSKY, ESQ.
                     OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                 505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200
                              --------------------
               Approximate date of proposed sales pursuant to the
            plan: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS
                             REGISTRATION STATEMENT.
                              --------------------

                                          CALCULATION OF REGISTRATION FEE
==================================================================================================
                                                      Proposed      Proposed
                                                      maximum        maximum
       Title of                    Amount             offering      aggregate        Amount of
      securities                   to be               price        offering        registration
   to be registered              registered          per share        price             fee
--------------------------------------------------------------------------------------------------
Common Stock
$.001 par value            3,000,000 shares(1)(2)    $2.935925      $8,807,775       $2,669.02
--------------------------------------------------------------------------------------------------
Common Stock
$.001 par value              100,000 shares(1)(3)    $3.168         $  316,800          $96.00
--------------------------------------------------------------------------------------------------
Common Stock
$.001 par value              800,000 shares(4)       $3.375         $2,700,000         $818.18
--------------------------------------------------------------------------------------------------

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the 1992 Incentive and Non-Qualified Stock Option Plan (the "1992 Plan") of The Netplex Group, Inc. (the "Company"), the 1995 Directors' Stock Option Plan (the "1995 Plan") of the Company, and the Company's 1995 Consultant's Stock Option Plan (the "Consultant's Plan").

(2) Includes 2,509,000 shares with respect to which options were granted under the 1992 Plan at an average exercise price of $2.85. An additional 491,000 shares may be offered under the 1992 Plan at prices not presently determined. Pursuant to Rule 457(g) and (h), the offering price for the shares which may be issued under the 1992 Plan is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the Company's Common Stock ($3.375) as reported by the OTC Electronic Bulletin Board ("OTC") on December 24, 1996.

(3) Includes 60,000 shares with respect to which options were granted under the Directors' Plan at an average exercise price of $3.03. An additional 40,000 shares may be offered under the 1995 Plan at prices not presently determined. Pursuant to Rule 457(g) and (h), the offering price for the shares which may be issued under the 1995 Plan is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the Company's Common Stock ($3.375) as reported by the OTC on December 24, 1996.

(4) Consists of 800,000 shares with respect to which options may be granted under the Consultant's Plan. Pursuant to Rule 457(g) and (h), the offering price for the shares which may be issued under the Consultant's Plan is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the Company's Common Stock ($3.375) as reported by the OTC on December 24, 1996.

PROSPECTUS
                                 760,000 SHARES

                             THE NETPLEX GROUP, INC.
                          Common Stock, $.001 par value


         This Prospectus relates to the reoffer and resale by certain selling shareholders who may be deemed affiliates (the "Selling Shareholders") of shares (the "Shares") of Common Stock, $.001 par value (the "Common Stock") of The Netplex Group, Inc. (the "Company") that may be issued by the Company to the Selling Shareholders upon the exercise of outstanding stock options granted pursuant to (i) the Company's 1995 Incentive and Non-Qualified Stock Option Plan (the "1992 Plan") and (ii) the Company's 1995 Directors' Stock Option Plan (the "1995 Plan"). Certain Selling Shareholders may be deemed affiliates of the Company as such term is defined by Rule 405 of the Securities Act of 1933, as amended (the "Act"). With respect to the Shares that may be issued to any of the Selling Shareholders or additional persons who may be deemed affiliates under the 1992 Plan and the 1995 Plan, this Prospectus also relates to certain Shares underlying options which have not as of this date been granted. If and when such options are granted, the Company will distribute a Prospectus Supplement as required by the Act.

         The offer and sale of the Shares to the Selling Shareholders have been previously registered under the Act. The Shares are being reoffered and may be resold for the account of the Selling Shareholders and the Company will not receive any of the proceeds from the resale of the Shares.

         The Selling Shareholders have advised the Company that the resale of their Shares may be effected from time to time in one or more transactions on the OTC Electronic Bulletin Board ("OTC") or such other market on which the Shares are traded, in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

         The Common Stock of the Company is traded on OTC under the symbol "NTPL". On December 24, 1996, the closing price for the Common Stock, as reported by the OTC, was $3.375.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
              BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
               THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                The date of this Prospectus is December 31, 1996.

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.


                                TABLE OF CONTENTS

AVAILABLE INFORMATION........................................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................  3

GENERAL INFORMATION..........................................................  5

CORPORATE HISTORY............................................................  5

RISK FACTORS.................................................................  8

USE OF PROCEEDS.............................................................. 12

SELLING SHAREHOLDERS......................................................... 12

PLAN OF DISTRIBUTION......................................................... 13

LEGAL MATTERS................................................................ 13

EXPERTS...................................................................... 14

ADDITIONAL INFORMATION....................................................... 14

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents, filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Prospectus by reference:

               (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended July 31, 1995.

               (b) The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended October 31, 1995, December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996.

               (c) The Company's Current Reports on Form 8-K filed on January 9, 1996, on June 7, 1996, as amended, and on December 4, 1996.

               (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 8, 1993.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Mr. Matthew Jones, Chief Financial Officer, 8260 Greensboro Drive, 5th Floor, McLean, Virginia 22102, telephone number (703) 356-3001.

         The Company intends to furnish its shareholders with annual reports containing financial statements audited and reported upon by its independent accounting firm, quarterly reports containing unaudited interim financial information and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

         This Prospectus includes references to trademarks of entities other than the Company which have reserved all rights with respect to their respective trademarks.

                             ----------------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               GENERAL INFORMATION

                                   THE COMPANY

         The Netplex Group, Inc., a New York corporation (the "Company"), headquartered in McLean, Virginia, is an information technology solutions provider. Its address is 8260 Greensboro Drive, 5th Floor, McLean, Virginia 22102 and its telephone number is (703) 356-3001. Its Worldwide Web site address is www.netplexgroup.com.

         The Company's core business involves the offering of professional technical services to large organizations (generally Fortune 2,000 type companies) who require assistance integrating information technology into their businesses. The Company's customers include large banks, pharmaceutical companies and financial services institutions. The Company employs approximately 300 full-time professional technical employees and has access to a database of an additional 15,000 technical consultants who may be contracted for hire on an as needed basis. The Company's services focus on the design, implementation, and management of large network-based systems. Occasionally, the Company may resell certain technology products in order to deliver customers fully integrated system-solutions. The Company's specific areas of expertise include Network and System Management, Database Integration, Help Desk Automation, Disaster Recovery Planning, Information Systems Security, Local Area Network Integration, Intranet Deployment, Remote and Mobile Workforce Automation, and Law Firm Office Automation.

         The Company engages in project assignments throughout North America and has offices in the New York City, Central New Jersey, Chicago and Washington D.C. metropolitan markets.

                                CORPORATE HISTORY

         The Company is a New York corporation incorporated in 1986 under the name CompLink, Ltd. In March 1993 the Company consummated an initial public offering and received net proceeds of approximately $4,700,000 and received an additional approximately $6,000,000 in October 1993 through the exercise of warrants issued in connection with the initial public offering. The Company's initial public offering was underwritten by the Underwriter. In December 1993, the Company consummated a merger with Technology Development Systems, Inc., an Illinois corporation ("TDS") which became a wholly-owned subsidiary of the Company. On June 7, 1996, a wholly-owned subsidiary of the Company merged with and into The Netplex Group, Inc. ("Netplex Virginia"), a Virginia corporation, and a second wholly-owned subsidiary of the Company merged with and into America's Work Exchange, Inc. ("AWE"), a New York corporation. Upon consummation of the mergers, Netplex Virginia and AWE became wholly-owned subsidiaries of the Company (the "Mergers"). As consideration for the Mergers, the Company issued an aggregate of 3,245,295 shares of Common Stock to the shareholders of Netplex and AWE, including an aggregate of 1,263,930 shares to Gene Zaino, who was a Director of the Company and is now the President and Chief Executive Officer of the Company. Netplex Virginia changed its name to The Netplex System Integration Group, Inc. and the Company changed its name to The Netplex Group, Inc.

         As a result of the Mergers, there was a change of control of the Company in that, as of the consummation of the Mergers, approximately 50.4% of the outstanding shares of the Company are now held by the former shareholders of Netplex Virginia and AWE (60.7% of the outstanding shares of the Company's Common Stock if all of the Company options issuable in exchange for Netplex Virginia options and AWE options are exercised). The Mergers have been accounted for under the purchase method of accounting as a reverse merger, since the shareholders of the acquirees, which have common control, received the larger percentage of the voting rights of the combined entity. The Mergers resulted in a recapitalization of the accounting of CompLink, Ltd. so that the resulting capitalization of the Company after the Mergers were that of CompLink, Ltd.'s (the Company prior to Mergers) after giving effect to the new share issuance and the elimination of CompLink, Ltd.'s accumulated deficit. The acquisition of the assets and liabilities of CompLink, Ltd. have been accounted for at book value, which approximates fair value. For a further discussion of the Mergers, see the Company's (i) Proxy Statement for Special Meeting of Shareholders held on May 24, 1996, (ii) Form 10-QSB for the six-months ended June 30, 1996 and (iii) Form 8-K, dated June 7, 1996, as amended. Unless otherwise indicated herein, references to the Company include its wholly-owned subsidiaries, Netplex Virginia, AWE and TDS.

RECENT DEVELOPMENTS

         In September 1996, the Company received approximately $3,000,000 in net proceeds from the consummation of the 1996 Private Placement whereby the Company issued the Convertible Preferred Stock and granted the 1996 Warrants.

         On October 21, 1996 the Company filed an application for the relisting of its Common Stock on the Nasdaq Small Cap Market ("Nasdaq"). While the Company believes that it meets the requirements for listing its Common Stock on Nasdaq, there can be no assurance that such listing will be approved by Nasdaq. If the Company's listing is not approved by Nasdaq the Company will continue to have a limited trading market for its securities.

         On November 5, 1996 the Company  reached an  agreement  for the sale of its WorldLink(TM) Remote and Mobile Workforce automation software (the "Product") developed and distributed by its wholly- owned subsidiary Technology Development Systems, Inc. ("TDS"). The sale price is $3.5 million payable in cash at closing, originally expected to be November 15, 1996. On November 19, 1996, the Company closed a portion of the sale with the buyer for a purchase price of $2.0 million in cash. The Company and the buyer agreed to continue negotiations for the remaining portion of the transaction. Finalization of the sale of the Product is expected by year end, but, there can be no assurance that the remaining portion of this transaction will be completed.

         The Company will continue to support WorldLink's(TM) existing customers and has formed a practice unit to provide Remote and Mobile Workforce Automation services.

                                  RISK FACTORS

         THE   SECURITIES   OFFERED  HEREBY  INVOLVE  A  HIGH  DEGREE  OF  RISK.
PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS.

         OPERATING LOSSES. The Company had a net loss of $1,783,326 for the nine months ended September 30, 1996. The Company anticipates that losses, on a consolidated basis, will continue until such time, if ever, that it can generate sufficient revenues from the sales of its products and services to cover operating costs. There can be no assurance that the Company's operations, on a consolidated basis, will become profitable or that the Company, on a consolidated basis, will ever be able to generate cash flows sufficient to meet its operating costs and sustain its operations.


         LIMITED  WORKING  CAPITAL;  POSSIBLE  NEED  FOR  ADDITIONAL  FINANCING;
UNCERTAINTY OF CAPITAL FUNDING. As of September 30, 1996, the Company had working capital of $2,614,910. Management believes that its existing resources will be adequate for the Company's cash needs through December 31, 1997. Beyond such period, the Company may need to raise substantial additional capital to fund its operations. There can be no assurance that additional financing will be available on acceptable terms or available at all. If additional funds are raised by issuing equity securities, further dilution to shareholders will result. If adequate funds are not available, the Company may be required to delay, curtail, reduce the scope of or eliminate (i) the expansion of its operations and/or (ii) its marketing and sales efforts which could materially adversely affect the financial and business operations of the Company.

         CONTROL OF THE COMPANY BY FORMER NETPLEX VIRGINIA AND AWE SHAREHOLDERS. The former shareholders of Netplex Virginia and AWE currently own a majority of the outstanding shares of the Common Stock, with Gene Zaino, currently the President and Chief Executive Officer of the Company, owning 19.6%, and Michael O'Connor, John Thompson, Stanley Fischer and Scott Pogoda owning collectively approximately 28.2%, and together with Mr. Zaino, approximately, 47.8%, of the outstanding shares of the Common Stock. Accordingly, the former shareholders of Netplex Virginia and AWE as a group, and Mr. Zaino and the other individuals named above in particular, will be in a position to control the election of directors and other corporate matters that require the vote of the Company's shareholders.

         RELIANCE ON MAJOR CUSTOMER. Two customers of Netplex Virginia accounted for approximately 33% and 22% of Netplex Virginia's revenues for the year ended December 31, 1995. The contract with one such customer is terminable at will and the Company completed its obligations under the other contract. No customer accounted for more than 10% of the Company's revenues for the nine-months ended September 30, 1996.

         POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS. Variations in the Company's revenues and operating results could occur from time to time as a result of a number of factors, such as the number and dollar value of client engagements commenced and completed during a quarter, the number of working days in a quarter and employee hiring and utilization rates. The timing of revenues is difficult to forecast because the Company's sales cycle is relatively long in the case of new clients and may depend on factors such as the size and scope of assignments and general economic conditions. Because a high percentage of the Company's expenses are relatively fixed, a variation in the timing of the initiation or the completion of client assignments, particularly at or near the end of any quarter, can cause significant variations in operating results from quarter to quarter and could result in reported losses for that quarter. The Company's engagements generally are terminable at will and at the discretion of the client. An unanticipated termination of a major project could require the Company to maintain or terminate under-utilized employees, resulting in a higher than expected number of unassigned persons or higher severance expenses. While professional staff must be adjusted to reflect active projects, the Company must maintain a sufficient number of senior professionals to oversee existing client projects and participate with its sales force in securing new client assignments. Because some of the Company's engagements are performed on a fixed-price basis, the Company also bears the risk of cost overruns and inflation. The Company's operating results may also vary depending on factors such as new product introductions by the Company and others, and market acceptance of new and enhanced versions of the Company's products.

         DEPENDENCE UPON KEY PERSONNEL. The Company's future success will depend in large part on the continued services of Gene Zaino, the Company's President and Chief Executive Officer, and of the Company's technical, marketing, sales and management personnel, as well as on its ability to continue to attract, motivate and retain highly qualified employees. The Company has applied for a $1,000,000 key man insurance policy on the life of Mr. Zaino. The Company's employees may voluntarily terminate their employment at any time. Competition for such employees is intense, and the process of locating technical, marketing, sales and management personnel with the combination of skills and attributes required to execute the Company's strategy is often lengthy. The Company believes that it will need to hire additional technical personnel in order to enhance existing products and to develop new products and to hire new sales personnel in order to sell their products. If the Company is unable to hire additional technical personnel, the development of new products and enhancements will likely be delayed. If the Company is unable to hire additional sales personnel, the sale of existing and new products will likely be adversely impacted. The inability to attract new personnel could have a material adverse effect upon the Company's results of operations and research and development efforts. In particular, the Company's success will depend in large part upon its ability to attract and retain qualified project managers. While to date the Company has had no difficulty in attracting and retaining qualified employees, qualified project managers are in particularly great demand and are likely to remain a limited resource for the foreseeable future and, accordingly, there can be no assurance that the Company will be able to retain and attract qualified project management.

         COMPETITION. The Company provides information technology services. The information technology services market comprises a large number of participants, is subject to rapid changes, and is highly competitive. The market includes participants from a variety of market segments, including systems consulting and integration firms, contract programming companies, the professional service groups of computer equipment companies such as Hewlett-Packard Company, IBM, Unisys Corporation and Digital Equipment Corporation, facilities management and MIS outsourcing companies, "Big Six" accounting firms, and general management consulting firms. The Company's competitors in this area also include companies such as Andersen Consulting, Technology Solutions Corporation, SHL Systemhouse, Inc., Innovative Information Systems, Inc., Cap Gemini America, Business System Group, Computer Sciences Corporation, Electronic Data Systems Corporation and Keane, Inc. Many participants in the information technology services market have significantly greater financial, technical and marketing resources and greater name recognition than the Company and generate greater systems consulting and integration revenues than does the Company. In addition, the information technology services market is highly fragmented and served by numerous firms, many of which serve only their respective local markets. The Company believes that the principal competitive factors in the information technology services industry include responsiveness to client needs, speed of project implementation, quality of service, price, project management capability and technical expertise. The Company believes that its ability to compete also depends in part on a number of competitive factors outside its control, including the ability of its competitors to hire, retain and motivate senior project managers, the Company's products and services, the price at which others offer comparable services, and the extent of their competitors' responsiveness to customer needs.

         LEGAL UNCERTAINTIES. There are many legal uncertainties concerning technical services firms, including the extent of such a company's liability for violations of employment and discrimination laws. Such liability can include violations of employment and discrimination laws committed by consultants the Company provides to its customers. Accordingly, the Company may be subject to liability for violations of these or other laws even if it does not participate in the commission of such violations. The Company believes it is in compliance in all material respects with all applicable rules, regulations and licensing requirements.

         PROJECT RISKS. Occasionally, the Company is required to guarantee to its customers that the integrated system on which it is consulting will operate properly when completed. Rapid changes in technology or other unforeseen developments can make any such guarantee difficult to meet and can expose the Company to loss of the costs incurred by it and revenue anticipated to be derived, in connection with any such project.

         NASDAQ LISTING. The Company's Common Stock currently is quoted or traded on the OTC Bulletin Board and The Boston Stock Exchange, respectively. The Company has applied to list its Common Stock on the Nasdaq SmallCap Market ("Nasdaq") which has several requirements for listing, including that the Company have at least $4,000,000 in total assets and the Company have at least $2,000,000 in shareholders' equity. While the Company believes that it is in compliance with these requirements, there can be no assurance that Nasdaq will be satisfied that the Company will be able to meet these requirements for an extended period of time and, accordingly, Nasdaq may not approve the Company's listing application. In addition, Nasdaq requires that the Company's Common Stock have a trading price of at least $3.00 per share to be approved for listing. While the Company's Common Stock currently trades above $3.00 per share and while the Company has agreed to use its best efforts, including undertaking a reverse stock split to increase the trading price of the Common Stock so that the Common Stock can be listed on Nasdaq, there can be no assurance the Company's Common Stock will continue to trade above $3.00 per share.

         LIMITED PUBLIC MARKET TRADING; POTENTIAL EFFECT OF "PENNY STOCK" RULES. There can be no assurance that an active market will exist for the reoffer and resale of the Common Stock even after the shares are registered, or that such stock could be sold without a significant negative impact on the publicly quoted stock price per share. Furthermore, if the Company's Common Stock is not listed on Nasdaq or the Boston Stock Exchange, it is subject to the "penny stock" rules adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to non-Nasdaq or exchange listed companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.

         OUTSTANDING OPTIONS AND WARRANTS. There are currently outstanding options and warrants to purchase 5,125,500 shares in the aggregate at exercise prices ranging between $2.00 to $6.00 per share. In addition, there are currently 1,750,000 shares of Class A Convertible Preferred Stock ("Preferred Stock") outstanding. The exercise of such options and warrants or the conversion of the Convertible Preferred Stock will have a dilutive effect on the ownership interests of the Company's existing shareholders.

         SHARES ELIGIBLE FOR FUTURE SALE. Currently, 3,321,213 shares of the Common Stock held by shareholders are "restricted securities", as that term is defined in Rule 144 under the Securities Act of 1933, as amended. All of such shares are being registered hereby. Of such shares, 75,918 may currently be sold under Rule 144. In addition, commencing June 7, 1998 (or June 7, 1997 if the Securities and Exchange Commission reduces the holding period under Rule 144 to one year), the balance of such shares (or 3,245,295 shares) may be sold under Rule 144. Such sales may tend to depress the price of the Company's securities. Of such 3,245,295 shares, 2,303,053 shares are subject to lock-up periods which will terminate either on June 7, 1997 or December 7, 1997.

         NO DIVIDENDS. The Company has paid no dividends on its outstanding Common Stock and anticipates that income, if any, received from operations will be devoted to the Company's future operations. In addition, dividends on Common Stock are subject to the preferences for dividends on the Convertible Preferred Stock. Accordingly, the Company does not anticipate the payment of cash dividends on its Common Stock in the foreseeable future. Any future dividends will depend upon earnings, if any, of the Company, its financial requirements, and other factors.

                                 USE OF PROCEEDS

         The Company will receive the exercise price of the options when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         This Prospectus relates to the reoffer and resale of Shares issued or that may be issued to the Shareholders (who may be deemed to be affiliates) under the 1992 Plan or the 1995 Plan.

         The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Shareholder at

December 27, 1996, (ii) the number of Shares of Common Stock to be offered for resale by each Selling Shareholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the Offering.

                                                                                                    Number of shares of
                                                                                                       Common Stock/
                                                 Number of shares of            Number of          Percentage of Class to
                                                     Common Stock             Shares to be             be Owned After
                                                Beneficially Owned at          Offered for           Completion of the
                   Name                           December 27, 1996 (1)          Resale                   Offering
----------------------------------------      ------------------------     -----------------     ------------------------
Gene Zaino(2)..............................             1,529,850                   615,000             1,322,350/26.5%

Howard Landis(3)...........................                50,000(3)                 15,000                50,000/*

Richard Goldstein(4).......................                     0                    15,000                     0/*

Neil Luden(5)..............................               100,000(5)                100,000                     0/*

Deborah Schondorf Novick(6)................                 8,750(6)                 15,000                 1,250/*

------------------------
*  less than one percent

(1) Includes shares issuable upon the exercise of presently exercisable options.

(2) Gene Zaino has been a Director since August 1995 and President and Chief Executive Officer of the Company since June 1996.

(3) Howard Landis has been a Director of the Company since June 1996. Such shares are issuable upon the conversion of shares of Class A Convertible Preferred Stock which were issued in a private placement (the "Private Placement") consummated in September 1996. Does not include shares issuable upon the exercise of warrants granted in such Private Placement.

(4)      Richard Goldstein has been a Director of the Company since August 1996.

(5) Neil Luden has been a Director of the Company since 1992, President from 1992 to June 1996 and is currently an Officer. Does not include 100,000 shares of Common Stock issuable upon the exercise of presently exercisable options.

(6) Deborah Schondorf Novick has been a Director of the Company since August 1995. Consists of (i) presently exercisable options to purchase 7,500 shares of Common Stock (ii) presently exercisable options to purchase 1,250 shares of Common Stock granted in connection with the Company's initial public offering (the "Underwriter Options") and (iii) 1,250 shares of Common Stock issuable upon the exercise of warrants ("Underwriter Warrants") which are issuable upon the exercise of the Underwriter Options. Ms. Schondorf Novick is an officer of GKN Securities Corp. Such amount does not include shares issuable upon the exercise of Underwriter Warrants and Underwriter options held by GKN Securities Corp. or other employees, officers or affiliates of GKN Securities Corp.

                              PLAN OF DISTRIBUTION

         It is anticipated that all of the Shares will be offered by the Selling Shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling Shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by

Olshan Grundman Frome & Rosenzweig LLP, New York, New York 10022. Steven Wolosky, a member of Olshan Grundman Frome & Rosenzweig LLP, holds options to purchase 10,000 shares of Common Stock of the Company.

                                     EXPERTS

         The consolidated financial statements of The Netplex Group, Inc. and subsidiaries (formerly CompLink, Ltd.) as of July 31, 1995, and for each of the years in the two-year period ended July 31, 1995; the financial statements of The Netplex Group, Inc. (formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.) as of December 31, 1995, and for the year then ended; the consolidated financial statements of America's Work Exchange, Inc. and subsidiary as of December 31, 1995 and 1994, and for the year ended December 31, 1995 and the period from April 21, 1994 (inception) to December 31, 1994; and the financial statements of Software Resources of New Jersey, Inc. as of December 31, 1995 and 1994, and for the years then ended, incorporated by reference herein, have been incorporated by reference in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The financial statements of The Netplex Group, Inc. (formerly CompuServe Systems Integration Group Mid-Atlantic, Inc.) as of December 31, 1994, and for the year then ended incorporated by reference herein, have been incorporated by reference in the registration statement in reliance upon the report of Tocci, Goldstein & Company LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference and made a part hereof:

                  (a) The Netplex Group, Inc.'s (the "Company") Annual Report on Form 10-KSB for the fiscal year ended July 31, 1995;

                  (b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended October 31, 1995, December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996.

                  (c) The Company's Current Report on Form 8-K, filed on January 9, 1996, on June 7, 1996, as amended, and on December 4, 1996.

                  (d) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A filed March 8, 1993.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Messrs. Olshan Grundman Frome & Rosenzweig LLP, New York, New York 10022. Steven Wolosky, a member of such firm, has been granted options to purchase 10,000 shares of the Company's Common Stock, $.001 par value.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Except  as  hereinafter  set  forth,  there  is  no  statute,   charter
provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         The Company's authority to indemnify its directors and officers is governed by the provisions of Article 7 of the New York Business Corporation Law (the "BCL").

         Section 722 of the BCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation--a
"derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, shareholder vote, agreement or otherwise.

         A more specific description of the relevant law is provided below.

         ss.721 NONEXCLUSIVITY OF STATUTORY PROVISIONS FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS -- The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

         ss.722 AUTHORIZATION FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS--(a) A corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

         (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer or any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

         ss.723 PAYMENT OF INDEMNIFICATION OTHER THAN BY COURT AWARD--(a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

         (b) Except as provided in  paragraph  (a),  any  indemnification  under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

                  (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

                  (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

                           (A) By the  board  upon the  opinion  in  writing  of
                  independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

                           (B) By the shareholders upon a &ding that the director or officer has met the applicable standard of conduct set forth in such sections.

                           (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the &al disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

         SS.724 INDEMNIFICATION OF DIRECTORS and OFFICERS BY A COURT--(a) Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section 722 (Authorization for indemnification of directors and officers), and paragraph (a) of section 723.

         Application therefor may be made, in every case, either:

                  (1) In the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

                  (2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in action or proceeding in which the expenses were incurred or other amounts were paid.

         (b) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

         (c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

         ss.725 OTHER PROVISIONS AFFECTING INDEMNIFICATION OF DIRECTORS AND OFFICERS--(a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the-procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled:

         (b) No indemnification, advancement or allowance shall be made under this article in any circumstance where it appears:

                  (1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

                  (2) That the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (3) If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

         (c) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         (d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

         (e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

         (f) The provisions of this article relating to indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

         ss.726 INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS--(a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

                  (1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

                  (2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

                  (3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

         (b) No insurance under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer.

                  (1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

                  (2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

         (c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

         (d) The corporation shall, within the time and to the persons provided in paragraph (c) of section .725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

         (e) This section is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

         The Company's Amended and Restated Certificate of Incorporation provides that the personal liability of the directors of the Company to the Company or its shareholders for damages for any breach of duty as directors, is eliminated, provided that nothing shall limit the liability of any Director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved international misconduct.

         The Company has also entered into indemnification agreements with each of its officers and directors.

         Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Company has agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify the Company and its directors, officers and controlling persons against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

          4(j)   -         1992 Incentive and Non-Qualified Stock Option Plan
                           (the "1992 Plan").

          4(k)   -         Form of Option Agreement for the 1992 Plan.

          4(l)   -         1995 Directors' Stock Option Plan (the "1995 Plan")

          4(m)   -         Form of Option Agreement for the 1995 Plan

          4(n)   -         1995 Consultant's Stock Option Plan

          5      -         Opinion of Olshan Grundman Frome & Rosenzweig LLP.

         23(a)   -         Consent of KPMG Peat Marwick LLP, independent
                           auditors.

         23(b)   -         Consent of Tocci, Goldstein & Company LLP,
                           independent auditors.

         23(c)   -         Consent of Olshan  Grundman  Frome & Rosenzweig LLP
                           (included in its opinion filed as Exhibit 5).

         24      -         Powers of Attorney (included on page 15).

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the registrant's latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
                  Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Exchange Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of McLean, State of Virginia, on the 27th day of December, 1996.

                                        THE NETPLEX GROUP, INC.


                                    By: /S/ GENE ZAINO
                                        ----------------------------------------
                                        Gene Zaino, President & Chief
                                        Executive Officer

                                   SIGNATORIES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Report has been signed by the following persons on behalf of the Registrant and in the capacities and on the date indicated. Each of the undersigned officers and directors of The Netplex Group, Inc. hereby constitutes and appoints Gene Zaino as true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable The Netplex Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


       Signature                          Title                      Date
       ---------                          -----                      ----

/S/ GENE ZAINO                 President and Chief Executive   December 27, 1996
-----------------------------  Officer, Director, Principal
Gene Zaino                     Executive Officer



/S/ MATTHEW JONES              (Principal Financial Officer)   December 27, 1996
-----------------------------
Matthew Jones



/S/ HOWARD LANDIS              Director                        December 27, 1996
-----------------------------
Howard Landis



/S/ RICHARD GOLDSTEIN          Director                        December 27, 1996
-----------------------------
Richard Goldstein



/S/ DEBORAH SCHONDORF NOVICK   Director                        December 27, 1996
-----------------------------
Deborah Schondorf Novick



/S/ NEIL LUDEN                 Director                        December 27, 1996
-----------------------------
Neil Luden